SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2010

PRIMUS TELECOMMUNICATIONS GROUP,

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of August 10, 2010, Mr. Steven D. Scheiwe has been appointed to the Board of Directors (“Board”) of Primus Telecommunications Group, Incorporated (the “Company”). Mr. Scheiwe has also been appointed as a member of the Board’s Compensation Committee and Chair of the Board’s Audit Committee. The Board has determined that Mr. Scheiwe meets the independence standards and the Audit Committee Composition standards under NASDAQ and Securities and Exchange Commission rules. Mr. Scheiwe will also serve as the Company’s designated Audit Committee Financial Expert. Mr. Scheiwe will serve for a term that will expire at the next shareholders’ meeting at which directors are elected, or until a respective successor is duly elected and approved.

Effective as of August 10, 2010, Mr. John B. Spirtos has been appointed as the Lead Independent Director of the Board pursuant to the Company’s Corporate Governance Guidelines. Effective the same day, Mr. Spirtos will no longer serve on the Board’s Audit and Compensation Committees, but Mr. Spirtos will remain on the Board’s Nominating and Governance Committee. Mr. Spirtos was appointed to the Board effective July 1, 2009.

Mr. Scheiwe, President of Ontrac Advisors, Inc., a provider of analysis and business management services, is an accomplished 24-year veteran of the telecom, wireless, paging, and cable industries. At Ontrac, he works as a consultant advising private equity firms, private and public companies and other investors of distressed businesses and corporate debt issues. Prior to founding Ontrac in 2001, Mr. Scheiwe served as CEO and founding management member of Teletrac where he led a major strategic and financial restructuring.

Mr. Scheiwe began his tenure at Teletrac in 1995 as General Counsel and Secretary. Prior to this, from 1988 to 1995, he was a co-founder, General Counsel and Secretary of Premiere Page, Inc., a radio paging business, which completed an IPO in 1993 and merged with Arch Wireless in late 1994. Mr. Scheiwe also served as Senior Legal Counsel and Midwest Office Managing Director, Cable Operations at Hardesty, Puckett, Queen & Co., a national business brokerage operation specializing in cable television systems, where he managed day-to-day operations and was central to the completion of numerous cable systems transactions representing nearly $2 billion over two years.

Mr. Scheiwe serves on the boards of directors of FiberTower Corp., a provider of backhaul transmission services to wireless carriers, Movie Gallery Inc. the second largest video rental company in the US, and is Chairman of Hancock Fabrics Inc., a specialty retailer of fabrics, home textiles and sewing products. He received a B.A. from the University of Colorado at Colorado Springs and a J.D. with Honors from the Washburn University School of Law.

Mr. Scheiwe’s appointment to Primus’ board fills a seat left vacant by John F. DePodesta’s resignation from the board effective March 31, 2010.

Item 8.01.	Other Events.

On August 16, 2010 the Company issued a press release, attached hereto as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(a) and (b) Not applicable.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 16, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: August 16, 2010	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 16, 2010.